EXHIBIT 99.1

Legacy Housing Corporation Announces Core Manufacturing & Financing Initiatives, and Leadership Transition

BEDFORD, Texas, October 10, 2025 — Legacy Housing Corporation (“Legacy” or the “Company,” NASDAQ: LEGH), a leading manufacturer of community-focused manufactured homes, announced the completion of a significant company realignment, including its new Legacy 250 initiative and a refresh of its management structure.

In anticipation of the Nation’s 250th Anniversary, Legacy has redesigned and reimagined its category-leading mobile homes to focus on delivering the American Dream. “Legacy homes are taller, wider and better,” said Company co-founder and director Curtis Hodgson. “With taller roof pitches, the widest floors in class and vaulted ceilings in every room, we offer a unique product that families can be proud to call home.”

As part of the Legacy 250 initiative, the Company introduced the Legacy Ultimate Series. In 2026, Legacy 250 home models will celebrate both the Nation’s 250th birthday and Legacy’s role in providing a key component of the American Dream: home ownership. These models include another industry first – the new 8x12 shed storage module. This feature will be offered as an optional add-on to Legacy 250 home models, providing customers with a functional quality-of-life upgrade by freeing up a significant amount of storage space from the home’s primary living area.

“We have developed modern floorplans that are family-friendly and designed for modern living,” said Jeff Linder, sales associate of the Company. “Our integrated dining bars, media-focused family rooms and five-star bathrooms deliver a custom home feel at an accessible price point. Customers love spaces for big-screen TVs and the two shower heads featured in our new hotel-quality walk-in showers.”

The Company’s research into energy efficiency has led to another pioneering feature:  industry-first 21 SEER concealed-duct “mini-split” heat pumps. This system is located entirely under the home, allowing for even more usable area inside the home’s living space.

Legacy’s realignment includes a change to the Company’s executive leadership team. Following a comprehensive year-long strategic review conducted by the Company’s Board of Directors with assistance from a leading investment banking firm, the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel have resigned. While the Board of Directors is evaluating candidates for the Company’s new management team, Company co-founder and Chairman Kenny Shipley will serve as interim Chief Executive Officer and Company veteran Ron Arrington will serve as interim Chief Financial Officer. This transition reflects Legacy’s commitment to aligning its leadership and operations with a renewed focus on its core manufacturing competencies.

The strategic review highlighted the Company’s strength in producing the highest quality mobile homes in the industry, as well as significant progress in its administrative systems. With those systems now in place, Legacy will develop a management team to prioritize operational excellence and innovation in manufacturing. “The Legacy team has navigated the pandemic, rapid inflation, changes to interest rates and secular industry changes,” said Mr. Hodgson. “Looking forward, the Board of Directors is focused on a team and corporate structure that will enhance Legacy’s ability to maximize the value of its assets on the balance sheet, improve efficiency in production and deliver unparalleled value to the Legacy family of homeowners.”

“At the end of the day, we want Legacy homeowners to sleep well in our homes,” Mr. Shipley said, “and Legacy investors to sleep well at night owning our stock.”

About Legacy Housing Corporation

Legacy builds, sells and finances manufactured homes and “tiny houses” that are distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy is one of the largest producers of manufactured homes in the United States. With current operations focused primarily in the southern United States, we offer our customers an array of quality homes ranging in size from approximately 395 to 2,667 square feet, consisting of 1 to 5 bedrooms, with 1 to 3-1/2 bathrooms. Our homes range in price, at retail, from approximately $33,000 to $180,000.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Media Inquiries

Kira Hovancik, (817) 799-4905
pr@legacyhousingcorp.com